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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated March 12, 1996, on the consolidated financial statements of Informed Access Systems, Inc. as of and for the year ended December 31, 1995 included in Access Health, Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1997, which is incorporated by reference in this Post-Effective Amendment No. 1 on Form S-3 to the registration statement on Form S-4 and included in the registration statement on Form S-4 filed on June 10, 1998, which is incorporated by reference in this Post-Effective Amendment. We also consent to the reference to our report by Ernst & Young LLP in their report dated October 27, 1997 included in such Form 10-K/A and to all references to our firm in this Registration Statement.

                                          Arthur Andersen LLP

Denver Colorado,
June 30, 1998.